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                                   EXHIBIT 21

                     Schedule of Subsidiaries of the Company


         Parent Company:                People's Bancshares, Inc.

         Subsidiaries:                  People's Savings Bank of Brockton
                                        A Massachusetts Savings Bank, a
                                        Massachusetts Corporation

                                        People's Bancshares Capital Trust, a
                                        Delaware Business Trust

                                        People's Bancshares Capital Trust II, a
                                        New York Common Law Trust